                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CIENA Corporation of our report dated November 25, 1998 appearing in CIENA Corporation's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the incorporation by reference of our report dated November 25, 1998, except as to Note 2 "Lightera" which is as of March 31, 1999 which appears in the Current Report on Form 8-K dated April 1, 1999 and amended on April 5, 1999.



PricewaterhouseCoopers LLP
McLean, Virginia
April 22, 1999